UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Stewart Information Services Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE: On March 28, 2013, Stewart Information Services Corporation (the “Company”) mailed the definitive proxy statement for its 2013 Annual Meeting of Stockholders to be held on May 3, 2013 to its stockholders. On page 36 of such proxy statement, certain column headings were inadvertently omitted from the table detailing termination and change in control benefits for Mr. Steven M. Lessack. The benefits amounts disclosed are correct but, to provide a more easily readable table, the Company is hereby filing the section of its proxy statement titled “Potential Payments upon Termination or Change of Control” with a reformatted version of the table with appropriate column headings. No other changes have been made to the proxy statement.

Potential Payments upon Termination or Change in Control

Each of the NEOs (or their beneficiaries) would be entitled to certain payments upon termination of employment. In the case of death, these would include the following “Accrued Amounts”:

•	Any portion of the NEO’s accrued but unpaid base salary and accrued but unused vacation time that shall have been earned prior to the termination but not yet paid;

•	Any short term incentive and long term incentive payments for the prior fiscal year that shall have been earned prior to the termination and not yet paid;

•	Any employee benefits (401(k) Plan) that have vested as of the date of termination as a result of participation in any of the Company’s benefit plans; and

•	Any expenses with respect to which they are entitled to reimbursement.

In the case of retirement, or involuntary termination without “Cause” or “Good Reason(1),” in exchange for a general release of claims, the NEO is generally entitled to:

•	Accrued Amounts;

•	Twelve to twenty four months of base salary (2x Base for CEO; 1x Base for all other NEOs);

•	An extension of medical benefits at the employee rate for up to 12 months;

•	All unvested long-term incentive compensation that becomes fully vested and unrestricted as a result of this type of Termination; and

•	Outplacement services not to exceed $10,000.

If terminated upon disability, the executive would be limited solely to the payment of the Accrued Amounts, and all unvested long-term incentive compensation would become fully vested and unrestricted.

(1)	“Good Reason” includes, among other things (as affected by the terms and conditions of the employment agreement), the NEO’s voluntary termination of his employment agreement in the event of a breach of his employment agreement by the Company.

The following table estimates the amount that would have been payable to each Named Executive Officer upon termination of employment under each of the identified circumstances as of December 31, 2012:

Matthew W. Morris	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	800,000	800,000		800,000
Nonequity Incentive Compensation
Accelerated Vesting of Cash-Based Performance Units	120,000	120,000		240,000	240,000	120,000	120,000
Accelerated Vesting of Performance Based Restricted Stock	53,333	53,000		160,000	160,000	53,333	53,333
Continuation of Insurance Benefits	23,621	23,621		23,621
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	996,955	1,006,955		1,233,621	400,000	196,955	173,333

J. Allen Berryman	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	310,000	310,000		310,000
Nonequity Incentive Compensation
Accelerated Vesting of Cash-Based Performance Units	93,000	93,000		186,000	186,000	93,000	93,000
Accelerated Vesting of Performance Based Restricted Stock	41,333	41,333		124,000	124,000	41,333	41,333
Continuation of Insurance Benefits	25,824	25,824		25,824		25,824
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	470,157	480,157		655,824	310,000	160,157	134,333

Glenn H. Clements	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	400,000	400,000		400,000
Nonequity Incentive Compensation
Accelerated Vesting of Cash-Based Performance Units	120,000	120,000		240,000	240,000	120,000	120,000
Accelerated Vesting of Performance Based Restricted Stock	53,333	53,333		160,00	160,000	53,333	53,333
Continuation of Insurance Benefits	22,142	22,142
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	595,475	605,475		832,142	400,000	195,475	173,333

Jason R. Nadeau	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	350,000	350,000		350,000
Nonequity Incentive Compensation
Accelerated Vesting of Cash-Based Performance Units	105,000	105,000		210,000	210,000	105,000	105,000
Accelerated Vesting of Performance Based Restricted Stock	46,667	46,667		140,000	140,000	46,667	46,667
Continuation of Insurance Benefits	23,849	23,849		23,849		23,849
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	525,516	535,516		733,849	350,000	175,516	151,667

Steven M. Lessack	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	500,000	500,000		500,000
Nonequity Incentive Compensation
Accelerated Vesting of Cash -Based Performance Units	120,000	120,000		240,000	240,000	120,000	120,000
Accelerated Vesting of Performance Based Restricted Stock	53,333	53,333		160,000	160,000	53,333	53,333
Continuation of Insurance Benefits	10,947	10,947		10,947		10,947
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	684,281	694,281		920,947	400,000	184,281	173,333